UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2011

KLEVER MARKETING, INC.

 (Name of small business issuer as specified in its charter)

 Delaware                                      000-18834                                   363688583

 (State or other jurisdiction                         (Commission                             (I.R.S. Employer

             of incorporation)                              File Number)                         Identification No.)

2469 E. Ft. Union Blvd., Suite 214, Salt Lake City, Utah  84121

 (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code   (801) 847-6444

____________________________________________________________________

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]   Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a-12)

[]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d-2(b))

[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e-4(c))

Items 4.01

Changes in registrant’s certified accountants.

The registrant announced today the voluntary resignation of its present independent auditors, the firm of Bierwolf, Merrill & Nilson effective March 2011.

The newly appointed auditors for the company, Haynie & Co., have been selected by the independent audit committee and approved by the board of directors effective immediately.  In compliance with the requirements of Item 3.04 of Regulation S-K, the company’s board of directors reports as follows:

1.

The former auditors voluntary resigned without material disagreement with the audit committee of the registrant or its board of directors based upon the representations that they deemed they may no longer be able to continue as independent auditors due to the length of time of their prior representation of the registrant.

2.

The former auditors’ last two year reports did not contain any material adverse information concerning the company other than a reservation of the company’s entitlement to continue as a going concern and internal controls as addressed under paragraph 5 below.

3.

Based upon notice of the independent auditors of their desired intent to resign the resignation was reviewed and accepted by the audit committee and then the board of directors.  The audit committee selected a new audit firm as indicated above.

4.

There were no material disagreements at anytime between the registrant and the prior audit firm.

5.

The audit firm had previously indicated that the company must make substantial changes to come into compliance with internal control requirements of Section 404 of the Sarbanes-Oxley Act and the company has given previous description of its ongoing implementation of such Section 404 compliance procedures.

Klever Marketing, Inc.

Date:

March 23, 2011

/s/Paul G. Begum

Paul G. Begum

Acting Chairman of the Board

And President

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